Exhibit 99.1

Altra Reports First-Quarter 2018 Results

Company Raises Guidance for Full Year 2018 on
Record Sales Performance and Positive Outlook

BRAINTREE, Mass., April 27, 2018 - Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the first quarter ended March 31, 2018.

Financial Highlights

•

First-quarter 2018 net sales were $240.4 million, up 11.6% from $215.4 million in the first quarter of 2017. Excluding the positive impact of foreign currency translation, net sales were up 5.4% from the same quarter of 2017.

•	First-quarter net income was $9.0 million, or $0.31 per diluted share, compared with $10.3 million, or $0.36 per diluted share, in the first quarter of 2017.
•	Non-GAAP net income in the first quarter 2018 was $19.3 million, or $0.66 per diluted share, compared with $15.3 million, or $0.53 per diluted share, a year ago.*

Management Comments

“We began 2018 with strong first-quarter results, reporting 11.6% sales growth and continued improvement in non-GAAP net income,” said Carl Christenson, Altra's Chairman and CEO. Our first-quarter performance represented the sixth consecutive quarter of year-over-year organic sales growth as we capitalized on organic growth initiatives and the continued strength in the industrial economy.  During the first quarter, we announced our agreement to combine Altra with Fortive’s Automation & Specialty Platform (“Fortive’s A&S Platform”) to create a premium industrial company. We are preparing for the integration of the two organizations so that we are ready to hit the ground running on day one after the close of the transaction.” *

“We are increasingly confident in the positive momentum occurring in the industrial economy,” continued Christenson. “Our bookings are strong across the vast majority of our end markets, and we are encouraged by our prospects for a strong second quarter and full year.  As a result, we are raising our guidance for the full year 2018.”

Business Outlook

Altra is increasing its guidance for the full year 2018. The Company now expects full-year 2018 sales in the range of $910 to $930 million.  With the announced planned acquisition of the Fortive A&S Platform, Altra now expects GAAP diluted EPS in the range of $1.99 to $2.08 which includes $5.4 million of year to date acquisition related expenses, and non-GAAP diluted EPS in the range of $2.36 to $2.49.  The Company expects its tax rate for the full year to be approximately 25% to 27% before discrete items and the impact of non-deductible acquisition related expenses, capital expenditures in the range of $25 to $27 million, and depreciation and amortization in the range of $38 to $40 million.*

Reconciliations:

Reconciliation of Non-GAAP Net Income*:

	Quarter Ended
	March 31, 2018	March 31, 2017
Net Income	$9,001	$10,326
Restructuring and consolidation costs	$943	$1,898
Loss on extinguishment of convertible debt	-	1,797
Loss on settlement of pension plan	5,086	-
Amortization of inventory fair value adjustment	-	2,347
Acquisition related expenses	5,408	998
Tax impact of above adjustments	(1,135)	(2,091)
Non-GAAP net income*	$19,303	$15,275
Non-GAAP diluted earnings per share*	$0.66	$0.53

Reconciliation of Free Cash Flow*:

	Quarter Ended
	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)
Net cash flows from operating activities	3,664	3,022
Purchase of property, plant and equipment	(6,975)	(7,333)
Free cash flow *	$(3,311)	$(4,311)

Reconciliation of Non-GAAP Income From Operations*:

	Quarter Ended
	March 31, 2018	March 31, 2017
Income from operations	$19,680	$17,662
Restructuring and consolidation costs	943	1,898
Amortization of inventory fair value adjustment	-	2,347
Acquisition related expenses	5,408	998
Non-GAAP income from operations *	$26,031	$22,905
Non-GAAP Income from operations as a percent of net sales*	10.8%	10.6%

Reconciliation of Guidance for 2018 Non-GAAP Net Income and Diluted EPS (Amounts in millions except per share information)*:

	Fiscal Year 2018	Fiscal Year 2018 Diluted earnings per share
Net Income	$58.2 - $60.6	$1.99 - $2.08
Adjustments (1)
Restructuring and consolidation costs	2.0 - 4.0
Acquisition related expenses (2)	5.4
Loss on settlement of pension plan	5.1
Tax impact of above adjustments (3)	(1.8) - (2.4)

Non-GAAP Net Income	$68.9 - $72.7	$2.36 - $2.49

(1) Adjustments are pre-tax, with net tax impact listed separately.

(2) Due to the uncertainty as to when future acquisition related expenditures will be incurred, Altra has only included in its reconciliation those costs incurred year-to-date.  Altra expects to incur between $30-$50 million in acquisition related expenditures in conjunction with the planned Fortive A&S Platform acquisition.

(3) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 25% - 27% before discrete items by the above items with the exception of acquisition related expenses.  Due to the uncertainty of these expenses being tax deductible no tax benefit is assumed.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited first-quarter 2018 financial results today, April 27, 2018 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available through midnight on May 11, 2018. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access

(conference ID # 13678537). A webcast replay also will be available.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended
In Thousands of Dollars, except per share amounts	March 31, 2018		March 31, 2017
	(Unaudited)		(Unaudited)
Net sales	$240,385		$215,435
Cost of sales	166,159		149,268
Gross profit	$74,226		$66,167
Gross profit as a percent of net sales	30.9%		30.7%
Selling, general & administrative expenses	47,130		40,384
Research and development expenses	6,473		6,223
Restructuring and consolidation costs	943		1,898
Income from operations	$19,680		$17,662
Income from operations as a percent of net sales	8.2%		8.2%
Loss on settlement of pension plan	5,086		-
Interest expense, net	1,834		1,705
Other non-operating income, net	(146)		(530)
Loss on extinguishment of convertible debt	-		1,797
Income before income taxes	$12,906		$14,690
Provision for income taxes	3,905		4,364
Income tax rate	30.3%		29.7%
Net income	9,001		10,326

Weighted Average common shares outstanding
Basic	29,073		28,763
Diluted	29,225		28,897

Net income per share
Basic	$0.31		$0.36
Diluted	$0.31		$0.36

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$19,680		$17,662

Restructuring and consolidation costs	943		1,898
Amortization of inventory fair value adjustment	-		2,347
Acquisition related expenses	5,408		998
Non-GAAP income from operations *	$26,031		$22,905
Non-GAAP Income from operations as a percent of net sales*	10.8%		10.6%

Reconciliation of Non-GAAP Net Income:

Net income	$9,001		$10,326

Restructuring and consolidation costs	943		1,898
Loss on extinguishment of convertible debt	-		1,797
Loss on settlement of pension plan	5,086		-
Amortization of inventory fair value adjustment	-		2,347
Acquisition related expenses	5,408		998
Tax impact of above adjustments	(1,135)		(2,091)
Non-GAAP net income *	$19,303		$15,275
Non-GAAP diluted earnings per share *	$0.66	(1)	$0.53	(2)

(1) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.2% by restructuring and consolidation costs and the loss on settlement of pension plan.  Acquisition related expenses in the quarter are not tax deductible, therefore the tax impact has been eliminated.

(2) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items.

Consolidated Balance Sheets
In Thousands of Dollars	March 31, 2018	December 31, 2017
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$46,396	$51,994
Trade receivables, net	150,794	135,499
Inventories	148,684	145,611
Income tax receivable	4,872	6,634
Prepaid expenses and other current assets	17,745	17,344
Assets held for sale	1,119	1,081
Total current assets	369,610	358,163
Property, plant and equipment, net	194,293	191,918
Intangible assets, net	160,767	159,613
Goodwill	209,722	206,040
Deferred income taxes	1,669	2,608
Other non-current assets, net	2,466	2,315
Total assets	$938,527	$920,657

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$62,363	$68,014
Accrued payroll	26,244	32,091
Accruals and other current liabilities	43,131	32,921
Income tax payable	9,948	9,082
Current portion of long-term debt	1,430	384
Total current liabilities	143,116	142,492
Long-term debt, less current portion and net of unaccreted discount	278,282	275,587
Deferred income taxes	52,342	52,250
Pension liabilities	25,749	25,038
Long term taxes payable	5,419	6,322
Other long-term liabilities	20,655	22,263
Total stockholders' equity	412,964	396,705
Total liabilities, and stockholders' equity	$938,527	$920,657

Reconciliation to operating working capital:
Trade receivables, net	150,794	135,499
Inventories	148,684	145,611
Accounts payable	(62,363)	(68,014)
Operating working capital *	$237,115	$213,096

	Quarter Ended
	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$9,001	$10,326
Adjustments to reconcile net income to net cash flows:
Depreciation	6,923	6,461
Amortization of intangible assets	2,480	2,345
Amortization of deferred financing costs	150	149
Gain on foreign currency, net	(113)	(144)
Loss on settlement of pension plan	5,086	—
Loss/(Gain) on disposal / impairment of fixed assets	125	(58)
Loss on extinguishment of debt	-	1,797
Stock based compensation	1,303	1,751
Amortization of inventory fair value adjustment	-	2,347
Changes in assets and liabilities:
Trade receivables	(12,906)	(11,348)
Inventories	(515)	(1,365)
Accounts payable and accrued liabilities	(5,919)	(6,997)
Other current assets and liabilities	47	(4,052)
Other operating assets and liabilities	(1,998)	1,810
Net cash provided by operating activities	3,664	3,022
Cash flows from investing activities
Purchase of property, plant and equipment	(6,975)	(7,333)
Net cash used in investing activities	(6,975)	(7,333)
Cash flows from financing activities
Payments on Revolving Credit Facility	(4,903)	(13,459)
Dividend payments	(4,977)	(3,904)
Borrowing under Revolving Credit Facility	8,000	5,000
Payments of equipment, working capital notes, mortgages and other debt	(288)	(267)
Cash paid for convertible debt	—	(954)
Shares surrendered for tax withholding	(1,490)	(163)
Net cash used in financing activities	(3,658)	(13,747)
Effect of exchange rate changes on cash and cash equivalents	1,371	1,877
Net change in cash and cash equivalents	(5,598)	(16,181)
Cash and cash equivalents at beginning of year	51,994	69,118
Cash and cash equivalents at end of period	$46,396	$52,937
Reconciliation to free cash flow:
Net cash flows from operating activities	3,664	3,022
Purchase of property, plant and equipment	(6,975)	(7,333)
Free cash flow*	$(3,311)	$(4,311)

Selected Segment Data	Quarter Ended March 31,
In Thousands of Dollars, except per share amount	2018	2017
Net Sales:
Couplings, Clutches & Brakes	$120,173	$106,232
Electromagnetic Clutches & Brakes	69,107	63,878
Gearing	53,885	47,028
Eliminations	(2,780)	(1,703)
Total	$240,385	$215,435

Income from operations:
Couplings, Clutches & Brakes	$13,420	$8,345
Electromagnetic Clutches & Brakes	8,668	7,593
Gearing	6,116	5,525
Corporate	(7,581)	(1,898)
Restructuring and consolidation costs	(943)	(1,903)
Total	$19,680	$17,662

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The Company brings together strong brands covering over 40 product lines with production facilities in eleven countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit is calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Additional Information

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of Fortive Corporation (“Fortive”), Stevens Holding Company, Inc. (“Newco”) or Altra Industrial Motion Corp. (“Altra”). In connection with Altra’s proposed combination with the Fortive A&S business (“Fortive A&S”), Altra and Newco will file registration statements with the SEC registering shares of Altra common stock and Newco common stock. Altra’s registration statement will also include a prospectus relating to the proposed transaction, and Altra will also file a proxy statement relating to the proposed transaction.

Fortive stockholders are urged to read the prospectus that will be included in the registration statements and any other relevant documents when they become available, and Altra stockholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Altra, Newco and the proposed transaction. The proxy statement, prospectuses and other documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectuses and other documents (when they become available) can also be obtained free of charge from Fortive upon written request to Fortive Corporation, Investor Relations, 6920 Seaway Blvd., Everett, WA 98203, or by calling (425) 446-5000 or upon written request to Altra Industrial Motion Corp., Investor Relations, 300 Granite St., Suite 201, Braintree, MA 02184, or by calling (781) 917-0527.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, our expectation of the improvements in the industrial economy, the statements under “Business Outlook,” our expectations regarding economic conditions, our expectations regarding our tax rate, or expectations regarding our acquisition of Fortive’s A&S Platform, and the Company’s guidance for full year 2018.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg and Stromag acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (26) risks associated with interest rate swap contracts, (27) risks associated with our exposure to renewable energy markets, (28) risks related to regulations regarding conflict minerals, (29) risks related to restructuring and plant consolidations, (30) risks related to our pending acquisition of Fortive A&S, including (a) the possibility that the conditions to the consummation of the proposed transaction will not be satisfied, (b) failure to obtain, delays in obtaining or adverse conditions related to obtaining stockholder or regulatory approvals, (c) the ability to obtain the anticipated tax treatment of the proposed transaction and related proposed transactions, (d) risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects, (e) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected time-frames or at all and to successfully integrate Fortive A&S, (f) expected or targeted future financial and operating performance and results, (g) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the proposed transaction, (h) failure to consummate or delay in consummating the proposed transaction for other reasons, (i) our ability to retain key executives and employees, (j) slowdowns or downturns in economic conditions generally and in the markets Fortive A&S’s businesses participate specifically, (k) slowdowns or downturns in the industrial economy, (l) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or Fortive A&S, (m) lower than expected demand for our or Fortive A&S’s repair and replacement businesses, (n) our relationships with strategic partners, (o) the presence of competitors with greater financial resources than us and their strategic response to our products, (p) our ability to offset increased commodity and labor costs with increased prices, (q) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, and (r) the integration of Fortive A&S being more difficult, time-consuming or costly than expected, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Altra. However, Fortive, Altra and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Altra in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fortive may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2018 and its definitive proxy statement relating to its 2017 Annual Meeting filed with the SEC on April 17, 2017. Information about the directors and executive officers of Altra may be found in its Annual Report on Form 10-K filed with the SEC on February 23, 2018 and its definitive proxy statement relating to its 2018 Annual Meeting filed with the SEC on March 23, 2018.

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com